UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

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Magnum Opus Acquisition Limited

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Forbes Announces Year-to-Date 2021 Financial Results

Year-to-Date 2021 Revenue Up 34 Percent Year-Over-Year to $165 Million

Consumer Business Accelerates Revenue Growth, Margin Expansion

Management to Host Investor Call November 30, 2021 at 9:00am ET

NEW YORK – November 29, 2021 – Forbes Global Media Holdings Inc ., the iconic business information brand that convenes and curates the most influential leaders driving change, which is pursuing a business combination with Magnum Opus Acquisition Limited (NYSE: OPA), a publicly traded special purpose acquisition company focusing on the global consumer, technology and media sector, today announced its financial results for the nine months ended September 30, 2021.

Forbes’ financial results, discussed below, may be found in the Preliminary Proxy Statement filed with the U.S. Securities and Exchange Commission on November 22,, 2021, and accessible at the SEC’s website (www.sec.gov) or by clicking here.

The Company’s year-to-date 2021 revenue increased 34 percent to $165 million, driven by contributions from the Company’s Consumer business, which was up 83 percent year-over-year, and illustrating progress in its direct-to-consumer conversion strategy.

Consumer revenue includes triple-digit growth year-over-year from Marketplace revenue, the consumer finance platform, as well as double-digit growth from  Forbes Vetted, the Company’s affiliate shopping site, evidencing Forbes’ ability to actively engage consumers in new ways and convert into new, diversified forms of revenue.

The Company had net income of $19.5 million for year-to-date 2021, compared to net loss of $2.8 million for the same period in 2020. Year-to-date 2021 Adjusted EBITDA increased 133 percent to $33 million, demonstrating the inherent operating leverage in the Forbes business, and reflecting additional contributions from Forbes’ Consumer initiatives, including Marketplace, which, for the first time, turned profitable on an Adjusted EBITDA basis with industry-leading margins versus prior periods.

The Company also saw record levels of cash generation, with free cash flow of $28 million (i.e., net cash provided by operating activities of $32.7 million less net cash used in investing activities of $4.8 million) through September 30, 2021, equal to 83 percent of Adjusted EBITDA.

“Our year-to-date 2021 results reflect outstanding work from the entire Forbes team, who constantly elevates our iconic brand equity around the world, executing our customer conversion plan atop the trusted and ever-relevant Forbes platform,” said Mike Federle, Chief Executive Officer of Forbes. “Our financial results for the first nine months of 2021 illustrate that our consumer conversion strategy is working. Revenue of $165 million reflects accelerated contributions from the direct-to-consumer business, and Adjusted EBITDA of $33 million demonstrates our operating leverage, as well as contributions from newer initiatives like Forbes Vetted, and Marketplace, where our consumer finance platform business turned profitable in the period.”

Mr. Federle continued, “I am confident in our team’s ability to close the gap between our enterprise value and our brand value in the coming years, as we convert even a small percentage of our audience of 150 million into paying customers through direct-to-consumer, differentiated product offerings, engaging across a broad suite of consumer products deeply associated with success and validation in culture today.”

“Looking at the remainder of the year, the fourth quarter has historically been our largest quarter from a revenue and profitability standpoint, with the fourth quarter of 2020 representing approximately 34 percent of 2020 revenues and more than 70 percent of 2020 Adjusted EBITDA,” said Mike York, Chief Financial Officer of Forbes. “As of August, our initial full-year financial targets were $211 million in pro forma revenue and $44 million in pro forma Adjusted EBITDA. We intend to update investors again regarding the full-year 2021 financial performance when we hold our Analyst Day in January 2022.”

Investor Call

Management will host an investor call at 9:00am ET on November 30, 2021 to further discuss the results. Listeners may access the call by clicking here https://viavid.webcasts.com/starthere.jsp?ei=1516178&&tp_key=f6b9867726. To learn more, please visit the Investor Relations page of the Forbes or Magnum Opus website at https://www.forbes.com/connect/investor-relations/ or https://www.opusacquisition.com.

Business Combination

On August 26, 2021, Forbes entered into a definitive agreement with Magnum Opus, enabling the Company to further capitalize on its successful digital transformation, using technology and data-driven insights to create more deeply engaged audiences, and associated high-quality and recurring revenue streams.

The business combination is subject to customary closing conditions and is expected to be consummated in the first quarter of 2022. Upon the closing of the business combination, the Company will operate under the Forbes name and is expected to be listed on the New York Stock Exchange trading under the new symbol “FRBS.”

About Forbes

Forbes champions success by celebrating those who have made it, and those who aspire to make it. Forbes convenes and curates the most influential leaders and entrepreneurs who are driving change, transforming business and making a significant impact on the world. The Forbes brand today reaches more than 150 million people worldwide through its trusted journalism, signature LIVE and Forbes Virtual events, custom marketing programs and 46 licensed local editions in 77 countries. Forbes Media’s brand extensions include real estate, education and financial services license agreements.

Forbes recently announced plans to go public through a business combination with Magnum Opus (NYSE: OPA), a special purpose acquisition company (SPAC), which is expected to close in the first quarter of 2022.

About Magnum Opus

Magnum Opus Acquisition Limited is a special purpose acquisition company sponsored by L2 Capital, a private investment firm. Magnum Opus is a partnership of enterprise builders and public and private market investment specialists with extensive experience operating and investing throughout the business life cycle from founding, scaling operations through public listing. Magnum Opus aims to partner with public ready enterprises at the forefront of convergence of consumption and technology. Magnum Opus’ mission is to support companies to realize their vision as they embark on their journey into the public markets and face new opportunities, challenges and stakeholders.

For more information, please visit Investor Relations: Magnum Opus Acquisition Limited (OPA).

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of section 27A of the Securities Act and section 21E of the Exchange Act that are based on beliefs and assumptions and on information currently available to Magnum Opus and Forbes. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “target,” “seek” or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, although not all forward-looking statements contain these words. Any statements that refer to expectations, projections or other characterizations of future events or circumstances, including strategies or plans as they relate to the proposed transaction, are also forward-looking statements. These statements involve risks, uncertainties and other factors, including the risk factors related to Forbes described in the Preliminary Proxy Statement filed by Magnum Opus with the SEC, that may cause actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Although each of Magnum Opus and Forbes believes that it has a reasonable basis for each forward-looking statement contained in this communication, each of Magnum Opus and Forbes cautions you that these statements are based on a combination of facts and factors currently known and projections of the future, which are inherently uncertain. In addition, there are risks and uncertainties relating to the proposed transaction that have been described in the Preliminary Proxy Statement filed by Magnum Opus with the SEC and other risks and uncertainties that will be described in other documents to be filed by Forbes or Magnum Opus from time to time with the SEC. These filings may identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements in this communication include statements regarding the proposed transaction, including the timing and structure of the transaction, the proceeds of the transaction and the benefits of the transaction, and Forbes’ growth projections. Neither Magnum Opus nor Forbes can assure you that the forward-looking statements in this communication will prove to be accurate. These forward-looking statements are subject to a number of risks and uncertainties, including the ability to complete the Business Combination due to the failure to obtain approval from Magnum Opus’s shareholders or satisfy other closing conditions in the Business Combination agreement, the occurrence of any event that could give rise to the termination of the Business Combination agreement, the ability to recognize the anticipated benefits of the Business Combination, the amount of redemption requests made by Magnum Opus’s public shareholders, costs related to the transaction, the impact of the global COVID-19 pandemic, the risk that the transaction disrupts current plans and operations as a result of the announcement and consummation of the transaction, the outcome of any potential litigation, government or regulatory proceedings and other risks and uncertainties, including those included under the heading “Risk Factors” in the proxy statement filed by Magnum Opus with the SEC and those included under the heading “Risk Factors” in the Magnum Opus’s final prospectus relating to its initial public offering dated March 23, 2021 and other filings with the SEC. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by Magnum Opus, Forbes, their respective directors, officers or employees or any other person that Magnum Opus and Forbes will achieve their objectives and plans in any specified time frame, or at all. The forward-looking statements in this communication represent the views of Magnum Opus and Forbes as of the date of this communication. Subsequent events and developments may cause those views to change. However, while Magnum Opus and Forbes may update these forward-looking statements in the future, there is no current intention to do so, except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing the views of Magnum Opus or Forbes as of any date subsequent to the date of this communication.

Important Information and Where to Find It

In connection with the proposed transaction, Magnum Opus has filed a Preliminary Proxy Statement and plans to file a Definitive Proxy Statement with respect to the shareholders meeting of Magnum Opus to vote on the proposed transaction. Shareholders of Magnum Opus and other interested persons are encouraged to read the Preliminary Proxy Statement and, when available, any amendments thereto and the Definitive Proxy Statement as well as other documents to be filed with the SEC because these documents contain, or will contain, important information about Magnum Opus, Forbes and the proposed transaction. The Definitive Proxy Statement will be mailed to shareholders of Magnum Opus as of a record date to be established for voting on the proposed transaction. Once available, shareholders of Magnum Opus will also be able to obtain a copy of the proxy statements and other documents filed with the SEC without charge, by directing a request to: Unit 1009, ICBC Tower, Three Garden Road, Central, Hong Kong. The Preliminary Proxy Statement and, once available, the Definitive Proxy Statement can also be obtained, without charge, at the SEC’s website (www.sec.gov).

Participants in the Solicitation

Magnum Opus and Forbes and their respective directors and executive officers may be considered participants in the solicitation of proxies with respect to the potential transaction described in this communication under the rules of the SEC. Information about the directors and executive officers of Magnum Opus and their ownership is set forth in Magnum Opus’s filings with the SEC, including its final prospectus relating to its initial public offering dated March 23, 2021. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Magnum Opus shareholders in connection with the potential transaction is set forth in the Preliminary Proxy Statement filed with the SEC and will be set forth in the Definitive Proxy Statement to be filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov or by directing a request to: Unit 1009, ICBC Tower, Three Garden Road, Central, Hong Kong.

No Offer or Solicitation

This communication is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transaction and does not constitute an offer to sell or a solicitation of an offer to buy any securities of Magnum Opus or Forbes, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure and represents a key metric used by Forbes’ management and board of directors to measure the operational strength and performance of its business, to establish budgets, and to develop operational goals for managing its business. Adjusted EBITDA is defined as net income before interest expense, income taxes, depreciation and amortization expense, deferred compensation, management fees, minority interest expense, restructuring charges, impairment and certain discrete items impacting a particular segment’s results in a particular period.

Forbes believes Adjusted EBITDA is relevant and useful information for investors because it allows investors to view performance in a manner similar to the method used by management. There are limitations on the use of Adjusted EBITDA and it may not be comparable to similarly titled measures of other companies. Other companies, including companies in Forbes’ industry, may calculate non-GAAP financial measures differently than Forbes does, limiting the usefulness of those measures for comparative purposes.

Adjusted EBITDA should not be considered a substitute for income (loss) from operations, net income (loss), or net income (loss) attributable to Forbes on a consolidated basis that Forbes has reported in accordance with GAAP. Although Forbes uses Adjusted EBITDA as a financial measure to assess the performance of its business, such use is limited because it does not include certain costs necessary to operate Forbes’ business. Forbes’ presentation of Adjusted EBITDA should not be construed as indications that its future results will be unaffected by unusual or nonrecurring items.

The following table reconciles consolidated net income (loss) to Adjusted EBITDA for the periods presented:

	Nine Months Ended September 30,
	2021	2020
	(in thousands)
Net income (loss)	$19,508	$(2,772)
Interest expense	605	752
Interest income	(18)	(18)
Income taxes	3,922	517
Depreciation and amortization	11,113	10,038
Stock-based compensation	3,050	(2,409)
Management fees	750	730
Gain/loss on sale	(1,384)	(12)
Restructuring charges(1)	2,336	6,736
Goodwill impairment	-	-
Gain on loan forgiveness	(8,036)	-
Gain on sale of Forbes Media Hong Kong Limited	(1,556)	-
Other(2)	3,154	793
Adjusted EBITDA	$33,444	$14,355

(1)	The restructuring charges consist of severance related expenses and costs incurred in businesses that are no longer operational.

(2)	Relates to the amortization of deferred revenue that was initially recognized at fair value during the 2014 business combination pursuant to a Membership Interest Purchase Agreement executed on July 16, 2014. This amount also includes losses in equity method investments.

Contacts

Investors:

ICR

Ashley DeSimone

Ashley.DeSimone@icrinc.com

(646) 677-1827

ICR

Brett Milotte

Brett.Milotte@icrinc.com

(332) 242-4344

Media:

Bill Hankes (U.S.)

bhankes@forbes.com